Exhibit 3.1a

SECRETARY OF STATE

SEAL

STATE OF NEVADA

CORPORATE CHARTER

          I, CHERYL A. LAU, Secretary of State of the State of Nevada, do hereby certify that

          SOUTHERN STATES LAND DEVELOPMENT, did on the EIGHTEENTH day of

          AUGUST, 1994 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of

          Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada

                                                                                 IN WITNESS WHEREOF, I have hereunto set my hand and

                                                                                          affixed the Great Seal of State, at my office in Carson City,

                                                                                          Nevada, this EIGHTEENTH day of AUGUST, 1994.

                                                                                                                    /s/ Cheryl A. Lau

                     SEAL

                                                                                                                    Secretary of State

                                                                                                     By           /s/

                                                                                                                    Certification Clerk

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA AUG 18, 1994 12917-94 CHERYL A. LAU SECRETARY OF STATE /s/ Cheryl A. Lau	Articles of Incorporation (PURSUANT TO NRS 78) STATE OF NEVADA SEAL STATE OF NEVADA Secretary of State	Filing fee: Receipt #:

(For filing office use)	(For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form. TYPE OR PRINT (BLANK INK ONLY)

1.	NAME OF CORPORATION:	Southern States Land Development

2.	RESIDENT AGENT:	(designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent:	Raymond Girard Sr.

Street Address:	5000 W. Oakey #C2	L. V.	Nevada	89102
Street No.	City	State	Zip

3.	SHARES: (number of shares corporation is authorized to issue)
Number of shares with par value: 50,000,000 Par Value: .001	Number of shares without par value: -0-

4.	GOVERNING BOARD: shall be styled as (check one) X Directors __ Trustees
The FIRST BOARD OF DIRECTORS shall consist of 3 members and the names and addresses are as follow:
Jo Derrik	928 Lazon Drive	Sandy, UT 84093
Name	Address	City/State/Zip
Shaun Hadley	1703 Eddingham Ct	Las Vegas, NV 89115
Name	Address	City/State/Zip
Sherri Hendeson	8716 Ida Ln.	SLC, UT 84093
Name	Address	City/State/Zip

5.	PURPOSE (optional-see reverse side): The purpose of this corporation shall be:

6.	PERSONAL LIABILITY (pursuant to NRS 78.037): Check one: Accept X Decline (if you chose accept see 6(a)) 6(a) If you choose accept, please check one: _____Limiting ______Eliminating

7.	OTHER MATTERS: Any other matter to be included in these articles may be noted on separate pages and incorporated by reference herein as part of these articles: Number of pages attached: ______

8.	SIGNATURE OF INCORPORATORS: The name and addresses of each of the incorporators signing the articles: (signatures must be notarized.)

Jo Derrick	Sherri Henderson
Name (print)	Name
928 Lazon Dr. Sandy, UT 89093	8716 Ida Ln. Sandy, UT 89093
Address	City/State/Zip	Address	City/State/Zip

/s/ Jo Derrick	/s/ Sherri Henderson
Signature	Signature

Shaun Hadley	/s/ Amanda Bradley
Name (print)	Subscribed and sworn to before me this 15th day of
1703 Eddingham Ct. Las Vegas, NV 89115	August, 1994.
Address	City/State/Zip	Notary Seal

/s/ Shaun Hadley
Signature

9.	CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT
Raymond Girard	hereby accept appointment as Resident Agent for the above named corporation
/s/ Raymond Girard	August 11, 1994
Signature of Resident Agent	Date

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